UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2017 (October 31, 2017)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, 12th Floor

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Acquires Two Operating Solar Facilities, Comprising 7.7 Megawatts of Generating Capacity, in North Palm Springs, California

Greenbacker Renewable Energy Company LLC announced on October 31, 2017 that, through a wholly-owned subsidiary, it purchased North Palm Springs Investments, LLC (“Golden Horizons Portfolio”) for approximately $7,700,000.   The Golden Horizons Portfolio consists of two operating solar photovoltaic (“PV”) systems comprising 7.7 MW located in North Palm Springs, California. LDK Solar USA, Inc., the seller of the Golden Horizons Portfolio, was represented by FTI Capital Advisors, LLC, a capital markets and banking advisor, in connection with the sale. The projects were placed in service throughout 2011 and sell power to Southern California Edison through a 20-year power purchase agreement (“PPA”) with 14 years currently remaining.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2017	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated November 1, 2017